UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

WECAST NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01          Changes in Registrant's Certifying Accountant.

(a)     KPMG Huazhen LLP (“KPMG”) was previously the principal accountants for Wecast Network, Inc., formerly known as You On Demand Holdings, Inc.(the “Company”). On April 27, 2017, that firm was dismissed.  The dismissal of KPMG was approved by the Audit Committee (the “Audit Committee”) of the board of directors of the Company.

During the two fiscal years ended December 31, 2016, and in the subsequent interim period through April 27, 2017, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company of a material weakness in the Company’s internal control of financial reporting related to the design, documentation and implementation of effective internal controls over the review of the cash flow forecasts used in assessing the recoverability of licensed content.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries and variable interest entities as of and for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report of the consolidated financial statements as of and for the years ended December 31, 2016 and 2015, contained a separate paragraph stating “the Company incurred recurring losses from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

(b)     On April 27, 2017, the Company appointed Grant Thornton, China member firm of Grant Thornton International (“GT”) as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017. The decision to retain GT was approved by the Audit Committee.

During the Company's fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through April 27, 2017, neither the Company nor anyone on its behalf has consulted with GT regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from KPMG Huazhen LLP, dated May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: May 3, 2017	By:	/s/ Bing Yang
Bing Yang
Chief Executive Officer